Exhibit 99.1

CONTACTS:	Sung Lee, Investors
(650) 524-7792

Amy Flood, Media
(650) 522-5643

For Immediate Release

GILEAD  SCIENCES  ANNOUNCES  CEO  JOHN  F.  MILLIGAN  TO  STEP  DOWN

— Dr. Milligan to Remain With Company Through Year End —

Foster City, Calif., July 25, 2018 — Gilead Sciences, Inc. (Nasdaq: GILD) announced today that John F. Milligan, PhD, will step down as President and Chief Executive Officer after a 28-year career with the company.  Dr. Milligan will remain in his current position through the end of the year, while the Board of Directors conducts a search to identify a successor.

“It has been an honor to work at Gilead for my entire professional career and, now that the company is on solid footing for the future, the Board and I have agreed it is a good time to turn the reins over to a new leader,” said Dr. Milligan. “I’m looking forward to a well-deserved break and will then move on to new and different opportunities.”

“Today, Gilead has the right strategy in place to successfully execute on its mission of improving the lives of people with some of the world’s most serious diseases, led by a robust HIV franchise, an industry-leading cell therapy platform and a late-stage pipeline in NASH and inflammation,” commented John C. Martin, PhD, Chairman of the Board of Directors. “Moreover, we have the resources to continue investing in and expanding our strong R&D pipeline, which remains paramount to our success. We are excited about our growth potential, and intend to hire a CEO who will build on the foundation that John Milligan has put in place and execute on our ambitious goals for the future.”

“On behalf of the entire Board, I want to thank John Milligan for his countless contributions to Gilead over nearly 30 years, and commend him for operating throughout his career with the highest personal and professional integrity,” said John Cogan, PhD, Lead Independent Director, Gilead Sciences Board of Directors. “Given his longstanding dedication to Gilead, it is no surprise that John is committed to facilitating a seamless transition for all of our stakeholders, as we work to identify his successor.”

Dr. Milligan will also step down from the Gilead Board of Directors at the end of the year.  Additionally, Dr. Martin has announced his intent to step down from the Board at the time a new CEO joins the company, having determined that this would be a natural transition point from his successive roles as CEO, Executive Chairman and Chairman.

The Company today also released its financial results for the second quarter 2018. As previously announced, at 5:00 p.m. Eastern Time, management will host a conference call to discuss financial results and provide a general business update.

-more-

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need.  The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors.  These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements.  The reader is cautioned not to rely on these forward-looking statements.  These and other risks are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the U.S. Securities and Exchange Commission.  All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

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For more information about Gilead at www.gilead.com, follow Gilead on Twitter (@GileadSciences) or call Gilead Public Affairs at 1-800-GILEAD-5 or 1-650-574-3000.